Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE SECOND QUARTER 2012

MIAMI, FLORIDA, August 14, 2012 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”)

(NASDAQ: SBSA) today reported financial results for the three- and six-months ended June 30, 2012.

Financial Highlights

	Three-Months Ended			Six-Months Ended
(in thousands)	June 30,		%	June 30,		%
	2012	2011	Change	2012	2011	Change
Net revenue:
Radio	$30,288	31,222	(3%)	$58,066	57,663	1%
Television	4,323	4,405	(2%)	8,639	8,739	(1%)

Consolidated	$34,611	35,627	(3%)	$66,705	66,402	0%

OIBDA, a non-GAAP measure*:
Radio	$14,294	17,007	(16%)	$23,807	26,203	(9%)
Television	(1,192)	(1,906)	37%	(2,021)	(3,712)	46%
Corporate	(1,636)	(2,012)	19%	(3,988)	(3,943)	(1%)

Consolidated	$11,466	13,089	(12%)	$17,798	18,548	(4%)

*	Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“During the second quarter, we continued to execute our plan to strengthen our multi-media platform, while carefully managing our costs,” commented Raul Alarcón, Jr., Chairman and CEO. “The advertising environment was mixed, but we were able to offset some of the weakness at the national level through increased local and interactive sales. We also made significant progress in reducing the operating loss at our television operations. Looking ahead, our station brands remain strong, and we are continuing to expand our interactive footprint and build on our revitalized sales force. We also remain well positioned to attract our share of political dollars in the second half of the year given our leading audience shares in the nation’s top-ten Hispanic markets.”

Spanish Broadcasting System, Inc.	Page 2

Quarter Results

For the quarter ended June 30, 2012, consolidated net revenue totaled $34.6 million compared to $35.6 million for the same prior year period, resulting in a decrease of $1.0 million or 3%. Our radio segment net revenue decreased $0.9 million or 3%, primarily due to national and network sales, offset by increases in barter, interactive and local sales. The decrease in national and network sales occurred throughout most of our markets. The increase in barter and interactive sales also occurred throughout most of our markets. The increase in local sales occurred in our New York and Los Angeles markets. Our television segment net revenues decreased $0.1 million or 2%, primarily as a result of decreases in national and local spot sales and integrated sales, offset by increases in paid-programming, sub-channel rental revenue, barter and interactive sales.

OIBDA, a non-GAAP measure, totaled $11.5 million compared to $13.1 million for the same prior year period, representing a decrease of $1.6 million or 12%. Our radio segment OIBDA decreased $2.7 million or 16%, primarily due to the decrease in net revenue of $0.9 million and an increase of station operating expenses of $1.8 million. Radio station operating expenses increased mainly due to local and national commissions, advertising, barter expense, and compensation and benefits, offset by a decrease in music license fees. Our television segment OIBDA (loss) decreased $0.7 million or 37%, primarily due to the decrease in station operating expenses of $0.8 million. Television station operating expenses decreased primarily due to a decrease in originally produced programming costs and a reduction in broadcasting rights fees related to our former New York and Puerto Rico outlets. Our corporate expenses decreased by $0.4 million or 19%, primarily a result of a decrease in professional fees. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $9.8 million compared to $11.6 million for the same prior year period, representing a decrease of $1.8 million or 16%. This decrease was primarily attributed to the decrease in net revenue and the increase in operating expenses.

Six-Months Results

For the six-months ended June 30, 2012, consolidated net revenue totaled $66.7 million compared to $66.4 million for the same prior year period, resulting in an increase of $0.3 million. Our radio segment net revenue increased $0.4 million or 1%, primarily due to local, interactive, barter and special events revenue, offset by decreases in national and network sales. The increase in local sales occurred in our New York and Los Angeles markets. The increase in interactive and barter sales occurred throughout most of our markets. The increase in special events revenue occurred mainly in our Puerto Rico and Miami markets. The decrease in national and network sales occurred in all of our markets. Our television segment net revenues decreased $0.1 million or 1%, primarily as a result of decreases in national and local spot sales and integrated sales, offset by increases in paid-programming, sub-channel rental revenue, barter and interactive sales.

OIBDA, a non-GAAP measure, totaled $17.8 million compared to $18.5 million for the same prior year period, representing a decrease of $0.7 million or 4%. Our radio segment OIBDA decreased $2.4 million or 9%, primarily due to the increase in station operating expenses of $2.8 million, offset by an increase in net revenue of $0.4 million. Radio station operating expenses increased mainly due to local and national commissions, advertising, barter expense, and compensation and benefits, offset by decreases in music license fees and legal settlements. Our television segment OIBDA (loss) decreased $1.7 million or 46%, primarily due to the decrease in station operating expenses of $1.8 million. Television station operating expenses decreased primarily due to a decrease in originally produced programming cost and a reduction in broadcasting rights fees related to our former New York and Puerto Rico outlets. Our corporate expenses increased by 1%, primarily a result of an increase in compensation and benefits related to bonuses for the successful 2012 debt refinancing, offset by a decrease in professional fees. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $14.6 million compared to $15.8 million for the same prior year period, representing a decrease of $1.1 million or 7%. This decrease was primarily attributed to the increase in operating expenses, offset by the increase in net revenue.

Spanish Broadcasting System, Inc.	Page 3

Second Quarter 2012 Conference Call

We will host a conference call to discuss our second quarter 2012 financial results on Tuesday, August 14, 2012 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Monday, August 27, 2012 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10016919.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

Spanish Broadcasting System, Inc.	Page 4

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

(Financial Table Follows)

Contacts: Analysts and Investors José I. Molina Vice President of Finance (305) 441-6901	Analysts, Investors or Media Brad Edwards Brainerd Communicators, Inc. (212) 986-6667

Spanish Broadcasting System, Inc.	Page 5

Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and six-months ended June 30, 2012 and 2011.

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
Amounts in thousands, except per share amounts	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenue	$34,611	35,627	$66,705	66,402
Station operating expenses	21,509	20,526	44,919	43,911
Corporate expenses	1,636	2,012	3,988	3,943
Depreciation and amortization	1,304	1,257	2,757	2,596
(Gain) loss on the disposal of assets, net	(5)	(2)	(5)	(9)
Impairment charges and restructuring costs	368	207	424	207

Operating income	9,799	11,627	14,622	15,754
Interest expense, net	(9,844)	(2,024)	(16,682)	(4,060)
Loss on early extinguishment of debt	—	—	(391)	—

Income (loss) before income taxes	(45)	9,603	(2,451)	11,694
Income tax expense	256	1,159	1,513	2,940

Net (loss) income	(301)	8,444	(3,964)	8,754

Dividends on Series B preferred stock	(2,482)	(2,482)	(4,964)	(4,964)

Net (loss) income applicable to common stockholders	$(2,783)	5,962	$(8,928)	3,790

Net (loss) income per common share:
Basic & Diluted	$(0.38)	0.82	$(1.23)	0.52

Weighted average common shares outstanding:
Basic	7,267	7,267	7,267	7,267

Diluted	7,267	7,280	7,267	7,283

Spanish Broadcasting System, Inc.	Page 6

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated net (loss) income, which is the most directly comparable GAAP financial measure.

	Three-Months Ended June 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,466	14,294	(1,192)	(1,636)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,304	526	666	112
(Gain) loss on the disposal of assets, net	(5)	(5)	—	—
Impairment charges and restructuring costs	368	71	11	286

Operating Income (Loss)	$9,799	13,702	(1,869)	(2,034)

	Three-Months Ended June 30, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$13,089	17,007	(1,906)	(2,012)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,257	545	575	137
(Gain) loss on the disposal of assets, net	(2)	(2)	—	—
Impairment charges and restructuring costs	207	—	—	207

Operating Income (Loss)	$11,627	16,464	(2,481)	(2,356)

	Three-Months Ended June 30,
(Unaudited and in thousands)	2012	2011
Operating Income	$9,799	11,627
Other (expense) income:
Interest expense, net	(9,844)	(2,024)

(Loss) income before income taxes	(45)	9,603
Income tax expense	256	1,159

Net (loss) income	$(301)	8,444

Spanish Broadcasting System, Inc.	Page 7

	Six-Months Ended June 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$17,798	23,807	(2,021)	(3,988)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,757	1,077	1,446	234
(Gain) loss on the disposal of assets, net	(5)	(5)	—	—
Impairment charges and restructuring costs	424	71	11	342

Operating Income (Loss)	$14,622	22,664	(3,478)	(4,564)

	Six-Months Ended June 30, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$18,548	26,203	(3,712)	(3,943)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,596	1,163	1,150	283
(Gain) loss on the disposal of assets, net	(9)	(9)	—	—
Impairment charges and restructuring costs	207	—	—	207

Operating Income (Loss)	$15,754	25,049	(4,862)	(4,433)

	Six-Months Ended June 30,
(Unaudited and in thousands)	2012	2011
Operating Income	$14,622	15,754
Other (expense) income:
Interest expense, net	(16,682)	(4,060)
Loss on early extinguishment of debt	(391)	—

(Loss) income before income taxes	(2,451)	11,694
Income tax expense	1,513	2,940

Net (loss) income	$(3,964)	8,754

Spanish Broadcasting System, Inc.	Page 8

Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)		(In thousands)
Net revenue:
Radio	$30,288	31,222	58,066	57,663
Television	4,323	4,405	8,639	8,739

Consolidated	$34,611	35,627	66,705	66,402

Engineering and programming expenses:
Radio	$4,422	5,279	9,729	11,688
Television	3,193	4,290	6,290	8,087

Consolidated	$7,615	9,569	16,019	19,775

Selling, general and administrative expenses:
Radio	$11,572	8,936	24,530	19,772
Television	2,322	2,021	4,370	4,364

Consolidated	$13,894	10,957	28,900	24,136

Corporate expenses:	$1,636	2,012	3,988	3,943

Depreciation and amortization:
Radio	$526	545	1,077	1,163
Television	666	575	1,446	1,150
Corporate	112	137	234	283

Consolidated	$1,304	1,257	2,757	2,596

(Gain) loss on the disposal of assets, net:
Radio	$(5)	(2)	(5)	(9)
Television	—	—	—	—
Corporate	—	—	—	—

Consolidated	$(5)	(2)	(5)	(9)

Impairment charges and restructuring costs:
Radio	$71	—	71	—
Television	11	—	11	—
Corporate	286	207	342	207

Consolidated	$368	207	424	207

Operating income (loss):
Radio	$13,702	16,464	22,664	25,049
Television	(1,869)	(2,481)	(3,478)	(4,862)
Corporate	(2,034)	(2,356)	(4,564)	(4,433)

Consolidated	$9,799	11,627	14,622	15,754

Spanish Broadcasting System, Inc.	Page 9

Selected Unaudited Balance Sheet Information and Other Data:

As of June 30, 2012
(Amounts in thousands)
Cash and cash equivalents	$22,528

Total assets	$466,741

12.5% Senior Secured Notes due 2017, net	$267,204
Other debt	14,107

Total debt	$281,311

Series B preferred stock	$92,349
Accrued Series B preferred stock dividends payable	24,405

Total	$116,754

Total stockholders’ deficit	$(43,633)

Total capitalization	$354,432

	For the Six-Months Ended June 30,
	2012	2011
Capital expenditures	$734	2,207

Cash paid for income taxes	$23	8